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                                                                       EXHIBIT 1




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BREAKWATER RESOURCES LTD.
95 WELLINGTON STREET WEST, SUITE 2000                      TEL: (416) 363-4798
Toronto, Ont., M5J 2N7  Fax: (416) 363-1315
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April 9, 2003

To:      Alberta Securities Commission
         British Columbia Securities Commission
         The Manitoba Securities Commission
         Office of the Administrator, New Brunswick
         Securities Commission of Newfoundland
         Department of Justice, Northwest Territories
         Nova Scotia Securities Commission
         Territory of Nunavut
         Ontario Securities Commission
         Registrar of Securities, Prince Edward Island
         Commission des valeurs mobilieres du Quebec
         Saskatchewan Securities Commission
         Department of Justice, Yukon
         The Toronto Stock Exchange
         The U.S. Securities & Exchange Commission
         Industry Canada

Dear Sirs:

RE: ANNUAL AND SPECIAL MEETING OF BREAKWATER RESOURCES LTD.

         NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of the shareholders of BREAKWATER RESOURCES LTD. (the "Company") will be held at Stock Market Place, The Toronto Stock Exchange, Exchange Tower, 130 King Street, Toronto, Ontario on MONDAY, JUNE 16, 2003 AT 4:00 P.M. (TORONTO
TIME).

         The directors of the Company have fixed the close of business on MAY 5, 2003 as the record date for the determination of shareholders of the Company entitled to receive notice of the Meeting.

Yours truly,

BREAKWATER RESOURCES LTD.

E. Ann Wilkinson
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E. Ann Wilkinson
Corporate Secretary